UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2005 (August 18, 2004)

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On October 21, 2004, we entered into a USB Driver Software Tools Limited Use Agreement with Qualcomm Incorporated (“Qualcomm”). Pursuant to this Agreement, Qualcomm agreed to license and deliver software to us that supports test and development efforts relating to subscriber equipment that incorporates Qualcomm’s mobile station modem Code Division Multiple Access (“CDMA”) application specific integrated circuit. The agreement has a three year term, but generally may be terminated by either party following a material breach of the agreement by the other party, unless the material breach is cured within thirty days after receipt of notice of the breach. Qualcomm is a significant stockholder in our company and has granted us a worldwide nonexclusive license to their CDMA technology to make, sell and lease fixed wireless terminal CDMA-based products.

(b) From August 23, 2004 to November 25, 2004, we granted certain of our employees options to purchase a total of (i) 40,000 shares of our common stock under the stock option plan established by our board of directors in September 2002 and (b) 31,000 shares of our common stock under the stock option plan established by our board of directors in September 2003. Neither of these plans were approved by our stockholders. Pursuant to the plans, the options will vest in quarterly intervals over a period of three years and will generally be exercisable for a period of ten years. The exercise price for each option is equivalent to the closing price of our common stock on the date of grant.

The options granted prior to October 2, 2004 were disclosed in Exhibit 10.41 to our Registration Statement on Form SB-2/A, filed with the Commission on October 29, 2004, and in our Form 10-QSB for the period ended September 30, 2004, filed November 15, 2004. Such exhibit is incorporated herein by reference. The options granted from October 2, 2004 to November 18, 2004 are disclosed on Exhibit 99.2 attached to this Report on Form 8-K, which exhibit is incorporated herein by reference.

(c) In December 2004, our compensation committee approved standard forms of Stock Option Agreement and Stock Award Agreement to be used for grants of options and restricted shares to our executive officers and directors under our 2004 Equity Incentive Plan. The forms of Stock Option Agreement and Stock Award Agreement are attached hereto as Exhibits 99.3 and 99.4

(d) On December 31, 2004, we granted each of Lixin Cheng, our Executive Vice President, and Patrick Gray, our Vice President, Controller, options to purchase 50,000 shares under our 2004 Equity Incentive Plan. Each option has an exercise price per share equal to the closing price of a share of common stock on December 31, 2004 as reported on the American Stock Exchange, and is subject to vesting in quarterly intervals over a period of three years and will generally be exercisable for a period of ten years.

Item 3.02 Unregistered Sales of Equity Securities

On January 8, 2005, we issued and sold 125,000 shares of our common stock at the conversion price of $2.00 per share to North America Venture Fund II, L.P. in connection with the conversion of 25% of North America’s convertible term note of $1,000,000, funded on January 8, 2004. The securities were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Section 3(a)(9) thereunder.

On January 6, 2005, we sold 272,763 shares of common stock to Mike H.P. Kwon, our Chairman and Chief Executive Officer, upon the exercise of a stock option held by Mr. Kwon. The exercise price of the stock option was $0.26 per share, resulting in net proceeds to us of $70,918. The option was originally issued on July 1, 2001 by Axesstel, Inc., a California corporation (“Axesstel California”), and was assumed by us upon our acquisition of Axesstel California in August 2002. The securities were offered and sold without registration under the Securities Act to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

On December 17, 2004, we sold 16,508 shares of our common stock at the conversion price of $3.16 per share to Laurus Master Fund, Ltd. in connection with the payment of a portion of the principal charges related to the investor’s convertible term notes of $3,000,000 and $1,000,000, funded in March 2004 and August 2004, respectively. The securities were offered and sold without registration under the Securities Act to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

Pursuant to non-employee director compensation policies approved by our board on August 12, 2004 and described in the information statement filed with the Commission on November 5, 2004, we issued an aggregate of 180,000 shares of common stock to our non-employee directors upon the effective date of our 2004 Equity Incentive Plan. Accordingly, on November 25, 2004, 45,000 restricted shares of common stock were issued to each of Mr. Harry Casari, Mr. Eric Schultz and Mr. Åke Persson, and 15,000 restricted shares of common stock were issued to each of Mr. Jai Bhagat, Mr. Haydn Hsieh and Dr. Seung Taik Yang. One third of these shares vested immediately upon the date of grant, and an additional one-third of these shares will vest on each of the first and second anniversaries of the date of appointment or election of such director, provided that such director continues to serve on the board at that time. To the extent the issuance of these securities is deemed a sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act.

On November 14, 2004, we issued and sold 125,000 shares of our common stock at the conversion price of $2.00 per share to North America Venture Fund II, L.P. in connection with the conversion of 25% of North America’s convertible term note of $1,000,000, funded on January 8, 2004. The securities were offered and sold without registration under the Securities Act in reliance upon the exemption provided by Section 3(a)(9) thereunder.

On August 18, 2004, we issued a warrant with a term of five years that is exercisable for 15,822 shares of common stock at an exercise price of $3.16 per share to a finder as compensation for its services in connection with the August 2004 note and warrant financing with Laurus Master Fund, Ltd. The securities were offered and sold without registration under the Securities Act to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

In each transaction described above that was exempt from registration under Section 4(2) and Regulation D of the Securities Act, (i) there were no underwriters involved in the issuance and sale of the securities, (ii) the investors were accredited; (iii) the investors were experienced with transactions of the nature of the subject transaction and had the ability to fend for themselves, (iv) the securities were acquired for investment only and not with a view to or for sale in connection with any distribution thereof, (v) appropriate legends were affixed to the share certificates and other instruments issued in such transactions, and (vi) the sales of these securities were made without general solicitation or advertising.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

99.1	Table of Stock Option Grants prior to October 2, 2004 under September 2002, March 2003 and September 2003 Option Pools, incorporated by reference to Exhibit 10.41 to Registration Statement on Form SB-2/A filed October 29, 2004.

99.2	Table of Stock Option Grants from October 2, 2004 to November 18, 2004 under the September 2002 and September 2003 Option Pools.

99.3	Form of Stock Option Agreement.

99.4	Form of Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ David Morash
David Morash
President

Date: January 12, 2004